Exhibit 5.2

PILLSBURY WINTHROP SHAW PITTMAN LLP

31 West 52nd Street

New York, NY, 10019

August 19, 2026

Gorilla Technology Group Inc.
64 North Row
London, United Kingdom, W1K 7DA

Ladies and Gentlemen:

We are acting as counsel for Gorilla Technology Group Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) relating to the registration of $125,000,000 aggregate principal amount of 7.50% Senior Unsecured Convertible Notes, Series B due 2031 (the “Securities”) and up to 22,135,417 ordinary shares, par value $0.001 per share, of the Company initially issuable upon conversion of the Securities (the “Conversion Shares”). The Securities have been issued under the Indenture dated as of July 17, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee. The Securities and the Conversion Shares are to be offered for the respective accounts of the holders thereof.

We have reviewed the Registration Statement, the Indenture and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for our opinions set forth in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons, and that the Indenture has been duly authorized, executed and delivered by the Trustee.

On the basis of the foregoing and subject to the other qualifications and limitations set forth herein, we are of the opinion that the Securities constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Gorilla Technology Group Inc.

August 19, 2026

Our opinion set forth above is subject to and limited by the effect of (i) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought.

We have assumed that neither the issuance and delivery of, nor the performance of the Company’s obligations under, the Securities will (a) require any authorization, consent, approval or license of, or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or (b) violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of its properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of its properties, (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of its properties or (iv) any applicable law (other than the law of the State of New York as in effect on the date hereof).

Our opinion set forth in this letter is limited to the law of the State of New York as in effect on the date hereof.

We hereby consent to the filing of this letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP